Exhibit 99.1

Medley Capital Corporation Announces December 31, 2016 Financial Results; Board Declares Dividend of $0.22 Per Share for the First Fiscal Quarter of 2017

NEW YORK, NY (February 9, 2017) – Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced that its Board of Directors declared a dividend for the quarter ended December 31, 2016 of $0.22 per share, payable on March 24, 2017, to stockholders of record as of February 22, 2017. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter Ended December 31, 2016

First Quarter Highlights

•	Declared a dividend of $0.22 per share
•	Net investment income of $0.19 per share
•	Net income of $0.12 per share
•	Net asset value (NAV) of $9.39 per share

Post Quarter-end Highlights

•	Issued approximately $40.0 million of additional 6.125% unsecured notes due 2023 (the “2023 Notes”)
•	Issued a notice to redeem $40.0 million of the issued and outstanding 7.125% unsecured notes due 2019 (the “2019 Notes”)
•	Reduced revolving credit facility (the “Revolving Facility”) commitment amount to $200.0 million from $343.5 million

Portfolio Investments

The total value of our investments was $917.6 million at December 31, 2016. During the quarter ended December 31, 2016, the Company had net originations of $1.2 million. As of December 31, 2016, the Company had investments in securities of 60 portfolio companies with approximately 64.3% consisting of senior secured first lien investments, 23.4% consisting of senior secured second lien investments, 4.3% in unsecured debt and 8.0% in equities / warrants. As of December 31, 2016, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 11.7%.

Results of Operations

For the three months ended December 31, 2016, the Company reported net investment income of $0.19 per share, calculated based upon the weighted average shares outstanding. As of December 31, 2016, the Company’s NAV was $9.39 per share.

Investment Income

For the three months ended December 31, 2016, gross investment income was $26.1 million and consisted of $24.0 million of portfolio interest income, $0.7 million of dividend income, and $1.4 million of fee income.

Expenses

For the three months ended December 31, 2016, total expenses net of management and incentive fee waiver were $15.7 million and consisted of the following: base management fees net of waiver of $4.5 million, incentive fees net of waiver of $0.9 million, interest and financing expenses of $7.8 million, professional fees of $0.7 million, administrator expenses of $0.9 million, directors fees of $0.2 million, and other general and administrative related expenses of $0.7 million.

Net Investment Income

For the three months ended December 31, 2016, the Company reported net investment income of $10.1 million, or $0.19 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months ended December 31, 2016, the Company reported net realized losses of $6.3 million.

For the three months ended December 31, 2016, the Company reported net unrealized appreciation on investments of $2.5 million.

Liquidity and Capital Resources

On December 12, 2016, the Company entered into an “At-The-Market” (“ATM”) debt distribution agreement with FBR Capital Markets & Co., through which the Company could offer for sale, from time to time, up to $40.0 million in aggregate principal amount of the 2023 Notes. As of December 31, 2016, the Company sold 15,159 of the 2023 Notes at an average price of $25.05 per note, and raised $0.4 million in net proceeds, under the ATM program.

Subsequent to December 31, 2016, the Company sold an additional 1,558,713 of the 2023 Notes at an average price of 25.01 per note, and raised $38.2 million in net proceeds, under the ATM program.

On January 23, 2017, the Company issued a redemption notice relating to its 2019 Notes and will redeem all of the issued and outstanding 2019 Notes ($40.0 million in aggregate principal amount) in full on February 22, 2017.

On February 9, 2017, the Company issued a notice to reduce the Revolving Facility commitment to $200.0 million from $343.5 million in order to reduce financing costs on undrawn commitment. This reduction will be effective on February 14th.

As of December 31, 2016, the Company had a cash balance of $102.1 million and $18.0 million of debt outstanding before netting out debt issuance costs under the Revolving Facility.

The Company also had $174.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal the 2019 Notes, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $63.9 million outstanding in aggregate principal amount of the 2023 Notes.

Dividend Declaration

On January 31, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.22 per share payable on March 24, 2017 to holders of record as of February 22, 2017.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, February 10, 2017.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 51149792. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	December 31, 2016	September 30, 2016
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $775,078 and $813,814, respectively)	$730,316	$767,302
Controlled investments (amortized cost of $228,752 and $189,077, respectively)	177,297	136,882
Affiliated investments (amortized cost of $10,000 and $10,000, respectively)	10,000	10,000
Total investments at fair value	917,613	914,184
Cash and cash equivalents	102,135	104,485
Interest receivable	11,007	8,982
Other assets	750	893
Fees Receivable	639	1,404
Receivable for dispositions and investments sold	556	689
Deferred offering costs	243	243
Total assets	$1,032,943	$1,030,880

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $3,211 and $3,590, respectively)	$14,789	$10,410
Term loan payable (net of debt issuance costs of $2,017 and $2,197, respectively)	171,983	171,803
Notes payable (net of debt issuance costs of $4,648 and $4,630, respectively)	173,245	172,883
SBA debentures payable (net of debt issuance costs of $3,354 and $3,525, respectively)	146,646	146,475
Management and incentive fees payable	5,347	4,559
Interest and fees payable	4,032	1,714
Accounts payable and accrued expenses	2,207	2,663
Deferred tax liability	2,004	2,004
Administrator expenses payable	916	990
Deferred revenue	310	370
Due to affiliate	204	90
Total liabilities	$521,683	$513,961

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized,
54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	705,326	705,326
Accumulated undistributed net investment income	8,962	10,812
Accumulated net realized gain/(loss) from investments	(105,299)	(99,000)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(97,783)	(100,273)
Total net assets	511,260	516,919

Total liabilities and net assets	$1,032,943	$1,030,880

NET ASSET VALUE PER SHARE	$9.39	$9.49

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months
	ended December 31
	2016	2015
	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$18,520	$28,126
Payment-in-kind	2,962	1,222
Affiliated investments:
Cash	167	167
Payment-in-kind	-	-
Controlled investments:
Cash	343	855
Payment-in-kind	1,972	996
Total interest income	23,964	31,366
Dividend income, net of provisional taxes ($0 and $0, respectively)	645	-
Interest from cash and cash equivalents	23	2
Fee income	1,424	3,059
Total investment income	26,056	34,427

EXPENSES:
Base management fees	4,515	5,347
Incentive fees	896	3,916
Interest and financing expenses	7,774	6,970
Administrator expenses	916	916
General and administrative	697	710
Professional fees	651	633
Directors fees	170	134
Insurance	99	135
Expenses before management and incentive fee waivers	15,718	18,761
Management fee waiver	(20)	-
Incentive fee waiver	(44)	-
Total expenses net of management and incentive fee waivers	15,654	18,761
Net investment income before excise taxes	10,402	15,666
Excise tax expense	(267)	-
NET INVESTMENT INCOME	10,135	15,666

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(6,298)	5,378
Net unrealized appreciation/(depreciation) on investments	2,489	(60,024)
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	-	(224)
Net gain/(loss) on investments	(3,809)	(54,870)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$6,326	$(39,204)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS	$0.12	$(0.70)
PER COMMON SHARE
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME
PER COMMON SHARE	$0.19	$0.28
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	54,474,211	56,300,067

DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.30

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of December 31, 2016, Medley had in excess of $5.3 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided capital to over 350 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbol (NYSE: MDLX) and (NYSE: MDLQ). Medley Capital Corporation (NYSE: MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE: MCQ), (NYSE: MCV), and (NYSE: MCX).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson

Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197